EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-31226
(To Prospectus dated March 12, 2002)



                         [BROADBAND HOLDRS LOGO OMITTED]


                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

    This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

    The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:
                                                                      Primary
                                                           Share      Trading
          Name of Company                    Ticker       Amounts     Market
    --------------------------------------- --------     ---------   ---------
    Agere Systems, Inc. Class A              AGR.A         .312604    NYSE
    Agere Systems, Inc. Class B              AGR.B        7.672327    NYSE
    Applied Micro Circuits Corporation        AMCC            2       NASDAQ
    Broadcom Corporation                      BRCM            2       NASDAQ
    Ciena Corporation                         CIEN            2       NASDAQ
    Comverse Technology, Inc.                 CMVT            2       NASDAQ
    Conexant Systems, Inc.                    CNXT            2       NASDAQ
    Copper Mountain Networks                  CMTN           0.1      NASDAQ
    Corning, Inc.                             GLW             9       NYSE
    JDS Uniphase Corporation                  JDSU          11.8      NASDAQ
    Lucent Technologies, Inc.                  LU            29       NYSE
    Motorola, Inc.                            MOT            18       NYSE
    Next Level Communications, Inc.           NXTV            1       NASDAQ
    Nortel Networks Corporation                NT            28       NYSE
    PMC-Sierra, Inc.                          PMCS            1       NASDAQ
    Qualcomm Incorporated                     QCOM            8       NASDAQ
    RF Micro Devices, Inc.                    RFMD            2       NASDAQ
    Scientific-Atlanta, Inc.                  SFA             2       NYSE
    Skyworks Solutions, Inc.                  SWKS          0.702     NASDAQ
    Sycamore Networks, Inc.                   SCMR            3       NASDAQ
    Tellabs, Inc.                             TLAB            4       NASDAQ
    Terayon Communications Systems, Inc.      TERN            2       NASDAQ

    ____________________

    The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2003.